Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015, with respect to the consolidated financial statements and schedules included in the Annual Report of Resource Real Estate Opportunity REIT, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Resource Real Estate Opportunity REIT, Inc. on Form S-3 (File No. 333-160463, effective December 30, 2013).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania

March 31, 2015